Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

June 26, 2015

American Capital Agency Corp.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814

Re: American Capital Agency Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Capital Agency Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof (the “Registration Statement”). The Registration Statement relates to the issuance and sale of up to 21,740,000 shares (the “Securities”) of common stock, par value $0.01 per share, of the Company, to be issued and sold by the Company pursuant to the Company’s Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware, (iii) the Second Amended and Restated By-laws of the Company, as amended and currently in effect, (iv) certain resolutions of the Board of Directors of the Company relating to the registration and offering of the Securities and (v) an executed copy of the certificate of Samuel A. Flax, the Executive Vice President and Secretary of the Company, dated the date hereof.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In addition, we have assumed that the issuance and sale of the Securities do not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject (other than those agreements and instruments that are listed in Part II to the Registration Statement), (ii) any law, rule or regulation to which the Company is subject (other than Opined on Law, as defined below), (iii) any judicial or regulatory order or decree of any governmental authority (other than those under Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under Opined on Law). As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the provisions of the Delaware General Corporation Law and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as collectively, the “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to the Securities to be offered by the Company, when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, and the Securities have been registered in the Company’s share registry and delivered upon payment of the agreed upon consideration therefor, the Securities, when issued and sold in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP